Exhibit 21.1

Subsidiaries of Votorantim Cimentos S.A.

Entity	Jurisdiction of Incorporation/Organization

Acariúba Mineração e Participação Ltda.	Brazil
Interávia Transportes Ltda	Brazil
Lux Cem International S.A.	Brazil
Pedreira Pedra Negra Ltda.	Brazil
Seacrown do Brasil Comércio, Importação e Participação S.A.	Brazil
Silcar - Empreend. Com. e Part. Ltda.	Brazil
Votorantim Cimentos N/NE S.A.	Brazil
Pedreira Pedra Negra Ltda.	Brazil
Votorantim Investimentos Latino Americanos S.A.	Brazil
Sirama Participações Ltda.	Brazil
Maesa - Machadinho Energética S.A.	Brazil
Itacamba Cemento S.A.	Bolivia
Eromar S.A.	Uruguay
Cementos Artigas S.A	Uruguay
American Gunite Management Co., Inc.	United States
Central Ready Mix Concrete, Inc.	United States
Hutton Transpor Limited	United States
Rosedale Securities Ltd.	United States
Sacramento Prestige Gunite, Inc.	United States
St. Barbara Cement, Inc.	United States
St. Marys Cement, Inc (EUA)	United States
Suwannee Holdings LLC	United States
VCNA III Nova Scotia ULC	United States
VCNA Nova Scotia ULC	United States
VCNA Prairie Aggregate Holdings Illinois, Inc.	United States
VCNA Prairie Inc.	United States
VCNA Prestige Concrete Products, Inc.	United States
VCNA Prestige Gunite, Inc.	United States
VCNA US Inc.	United States
VCNA US Materials, Inc.	United States
Prairie Materials Sales Inc	United States
Suwannee holdings LLC	United States
Central Ready Mix Concrete, Inc.	United States
St. Marys Cement Inc. (Canada)	Canada
St. Marys Cement Co. LLC	Canada
St. Marys VCNA, LLC	Canada
Votorantim Cement North America Inc.	Canada
Cemento Bio Bio S.A.	Chile
Votorantim Cementos Chile Ltda.	Chile
Cementos Otorongo, S.A.C.	Peru
Cementos Cosmos S.A.	Spain
Cementos Teíde S.L.U.	Spain
Sociedad de Cementos y Materiales de Construcción de Andalucia, S.A.	Spain
Votorantim Europe S.L.U.	Spain
Corporation Noroeste S.A	Spain
Cementos Asment EAA	Spain
Sociedad de Cementos y Materiales de Construcción de Andalucia, S.A	Spain
Votorantim Nakliyecilik Ticaret ve Sanayi A.Ş.	Turkey
Votorantim Çimento Sanayi ve Ticaret A.Ş.	Turkey
Yibitas Yozgat Isci Birligi Insaat Malzemeleri Ticaret ve Sanayi A.Ş.	Turkey
Cimpor Yibitas Çimento Sanayi ve Ticaret A.S.	Turkey
Asment De Temara, S.A.	Morocco
Societe Les Ciments de Jbel Oust - CJO	Tunisia
Societe Beton Jbel Oust - BJO	Tunisia
Societe Granulats Jbel Pust - GJO	Tunisia
Shree Digvijay Cement Company Limited	India
Votorantim Macau Investment Company Limited	China
Cimpor Macau Investment Company Limited	China
Cementos Avellaneda S.A.	Argentina